*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Prologis Clear Lease

Simplify your lease. Simplify your business.

Exhibit 10.1

THIS LEASE AGREEMENT is made between Landlord and Tenant as of the Effective Date below.

1.General Defined Terms.

a)Effective Date:	/D1/02 November 2020
b)Landlord:	Liberty Property Limited Partnership
c)Landlord Notice Address:	Prologis 2525 East Camelback Rd, Suite 400 Phoenix, Arizona 85016	With copy to:	Prologis 1800 Wazee Street Suite 500 Denver, Colorado 80202 Attn: General Counsel
d)Tenant:	The RealReal, Inc., a Delaware corporation
e)Tenant Notice Address:	55 Francisco Street Suite 600 San Francisco, CA 94133 Attn: Chief Financial Officer	With copy to:	55 Francisco Street Suite 600 San Francisco, CA 94133 Attn: Legal Department
f)Premises:	The Building containing approximately 593,600 rentable square feet as shown on Exhibit A.
g)Building:	Prologis Estrella at 63rd Avenue 563 South 63rd Avenue Phoenix, AZ 85044
h)Project:	Prologis Estrella at 63rd Avenue
i)Tenant’s Proportionate Share:	100.00%
j)Lease Term:	Beginning on the Commencement Date and ending on the day which is 125 full calendar months following the Commencement Date (the “Expiration Date”).
k)Commencement Date:

The date that is the later of (a) January 1, 2021, and (b) that date that Landlord delivers the Premises to Tenant in the “Delivery Condition” (as defined in Paragraph 3) which is estimated to be January 1, 2021 (the “Scheduled Commencement Date”).

l)Monthly Base Rent:		Period		Monthly Base Rent
	[***]	through	[***]	*USD$[***]
	[***]	through	[***]	USD$[***]
	[***]	through	[***]	USD$[***]
	[***]	through	[***]	USD$[***]
	[***]	through	[***]	USD$[***]
	[***]	through	[***]	USD$[***]
	[***]	through	[***]	USD$[***]
	[***]	through	[***]	USD$[***]
	[***]	through	[***]	USD$[***]
	[***]	through	[***]	USD$[***]
	[***]	through	[***]	USD$[***]
*[***] *Plus, City of Phoenix privilege tax of 2.9% of gross receipts.

m)Monthly Fixed Operating Expenses:	Operating Expenses:	USD $[***]
	Capital Repairs/Replacements:	USD $[***]
	Total Monthly Fixed Operating Expenses:	USD $[***]

n)Annual Fixed Operating Expenses Increase:	[***]%
o)Initial Estimated Monthly Taxes:	USD$[***]
p)Security Deposit:	USD$[***] in the form of Letter of Credit
q)Landlord Broker:	Jones Lang LaSalle Americas, Inc. (Lydon, Hertzberg, Gilbert)
r)Tenant Broker:	Cornish & Carey Commercial Inc. Newmark Grubb Knight Frank
s)Guarantor:	None
t)Exhibits:

Exhibit A-   Site Plan

Exhibit B-   Project Rules and Regulations

Exhibit C-   Form of Commencement Date Certificate

Exhibit D-   Move-out Conditions

Exhibit E-   Two Renewal Options at Market

Exhibit F-   Letter of Credit Form

Exhibit G-   Dock Equipment Maintenance

Exhibit H-   Landlord’s Work

Exhibit I-   Satellite Dish

2.

Granting Clause.  In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

3.

Acceptance of Premises. Subject to Landlord’s obligation to deliver the Premises in the Delivery Condition with the Initial Improvements detailed on Exhibit H Substantially Completed, and Landlord’s express repair and maintenance obligations set forth in this Lease, Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes.  Except as provided herein otherwise, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use.  No later than 10 days after written demand is made by Landlord of Tenant, Tenant shall execute and deliver to Landlord a Commencement Date Certificate in the form of Exhibit C attached to and made a part of this Lease.  [***]

Tenant acknowledges that as of the date of this Lease, the Premises are occupied by an existing tenant (the “Existing Tenant”).  Tenant acknowledges and agrees that Landlord shall not deliver possession of the Premises to Tenant until Landlord has obtained lawful possession of the Premises from the Existing Tenant.

Landlord represents and warrants that as of the Commencement Date the Premises’ HVAC, electrical, plumbing, sprinkler, and other mechanical systems are in good working order and Landlord warrants such systems for a period of twelve (12) months from the Commencement Date; provided, however, that such warranty shall not be effective for any maintenance, repairs or replacements necessitated due to the misuse of, or damages caused by, Tenant, its employees, contractors, agents, subtenants, or invitees.  Furthermore, Landlord shall deliver the Premises to Tenant as of the Commencement Date vacant and in broom clean condition, with any existing signage, furniture and fixtures removed, and with all Initial Improvements described on Exhibit H attached hereto Substantially Completed (collectively, the “Delivery Condition”).

[***]

Subject to the vacation of the Premises by the existing tenant, if any, Landlord shall allow Tenant access to the Premises upon vacation of the Premises by the existing tenant, if any, for purposes of preparing the Premises for the commencement of Tenant’s normal business operations, subject to applicable ordinances and building codes governing Tenant’s right to occupy or perform in the Premises (“Early Occupancy”).  During such Early Occupancy period prior to the Commencement Date, Tenant shall be bound by its obligations under the Lease, including the obligation to provide evidence of insurance, but shall not be obligated to pay the Monthly Base Rent or Operating Expenses payable by Tenant to Landlord as set forth in the Lease.

Landlord shall reasonably cooperate, at no additional charge to Tenant but at no cost to Landlord, to the extent Landlord’s cooperation or participation is required in Tenant’s efforts to receive a grant or other financial assistance from the City of Phoenix, Arizona and/or the State of Arizona in an amount reasonably acceptable to Tenant.

4.

Use.  The Premises shall be used only for the purpose of receiving, inspecting, photographing, order fulfillment and returns, storing, shipping and selling (but specifically excluding retail selling) products such as garments, furniture, art and other associated products, materials and merchandise and for such other lawful purposes as may be incidental thereto.  Subject to Legal Requirements (as hereinafter defined) during the Lease Term, Tenant shall be entitled to access of the Premises 24 hours per day, seven days per week, 365 days per year.  Tenant shall not conduct any auction, liquidation, or going out of business sale on the Premises.  Tenant will use the Premises, Building, and Project in a safe manner and will not commit waste, overload the floor or structure of the Premises, or subject the Premises to use that would damage the Premises.  Tenant shall not permit any nuisance or objectionable odors, noise, or vibrations to emanate from the Premises.  Outside storage is prohibited at the Project.  Tenant, at its sole expense, shall use the Premises in compliance with all federal, state, local, and municipal laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements").  The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. The Premises shall not be used for residential purposes.  Tenant shall, at its expense, make any alterations or modifications, at the Premises or Project, that are required by Legal Requirements related to Tenant's specific use or occupation of the Premises as opposed to general warehouse and distribution use.  Landlord represents and warrants that, as of the Commencement Date, no written notice has been received by Landlord of non-compliance with any Legal Requirements in connection with the Premises.  In the event that Landlord receives notice, or is otherwise informed, that the Premises is not in compliance with applicable Legal Requirements existing as of the Commencement Date, or which come into effect after the Commencement Date, and such non-compliance is not related to Tenant’s specific use of the Premises or Tenant-Made Alterations to the Premises performed by Tenant, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority, or otherwise brought to Landlord’s knowledge, in order to bring the Premises into compliance with such applicable Legal Requirements without cost or expense to Tenant.  Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease, except for the payment of Monthly Base Rent, Fixed Operating Expenses and Taxes.

Notwithstanding anything contained herein to the contrary, Tenant shall provide notice to Landlord that Tenant, or Tenant’s agents, contractors, or employees, requires access to the roof of the Building, along with the date such access is required, prior to accessing the roof of the Building.  Tenant shall follow all Legal Requirements, including, but not limited to, OSHA requirements when employees, contractors, or agents access the roof of the Building and shall use reasonable and appropriate safety precautions in order to ensure such employees, contractors, or agents are not subject to injury or death.

Notwithstanding anything to the contrary set forth elsewhere in this Lease, Tenant shall have the right to place and maintain at all times, at Tenant's sole cost and expense, during the Lease Term in a dock position serving the Premises, one generator that shall be utilized by Tenant in connection with its business operations and subject to Landlord’s approval of the plans and specification therefor in accordance with Paragraph 13, supplemental HVAC units on the roof of the Building (the “Supplemental Units”).  Subject to Paragraph 10, Landlord shall have no liability whatsoever in connection with such generator, and Tenant shall be liable for any damage arising from Tenant’s installation, use and maintenance of such generator, except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Parties. Notwithstanding anything to the contrary contained herein, Tenant shall be required to comply with the obligations set forth in Exhibit I for any installations involving the roof of the Building.

5.

Base Rent.  The first month's Base Rent, Taxes, and Monthly Fixed Operating Expenses shall be due and payable upon execution of this Lease.  Tenant shall pay to Landlord in advance, without demand, subsequent monthly installments of Base Rent on, or before, the first day of each calendar month succeeding the Commencement Date as set forth in Paragraph 1 (prorated for any fractional calendar month).  All payments required to be made by Tenant to Landlord hereunder (or to such other party or at such location as Landlord may from time to time specify in writing) shall be made by Electronic Fund Transfer (“EFT”) or Automated Clearing House (“ACH”).  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any amounts due and payable hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent, Taxes, the Monthly Fixed Operating Expenses, or other amount due and payable herein for more than 5 days, in addition to all of Landlord’s other rights and remedies (and not as a penalty), Tenant shall pay to Landlord on demand a late charge equal to six percent (6%) of such delinquent sum.

6.

Fixed Operating Expenses.  In addition to the Base Rent, during each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to the Monthly Fixed Operating

Expenses provided in Paragraph 1 of the Lease, which Landlord and Tenant agree shall be reimbursement for Landlord’s obligations with respect to the maintenance, repairs, and replacements as provided in Paragraph 11, of the Lease, as well as the insurance premiums incurred by Landlord as provided in Paragraph 10.  Landlord hereby acknowledges that the Monthly Fixed Operating Expenses provided in Paragraph 1 of this Lease includes the anticipated cost to maintain the Supplemental Units Tenant intends to install for the office area of the Premises as well as the anticipated costs savings resulting from the planned removal of evaporated coolers serving the warehouse portions of the Premises. For avoidance of doubt, Landlord shall be under no obligation to approve modifications to the heating, ventilation, and air conditioning system serving the Premises that would increase the cost of Landlord’s maintenance obligations beyond what is reasonably anticipated as of the Effective Date.  Effective on each annual anniversary of the Commencement Date during the Lease Term (or, if the first annual anniversary occurs on a date other than the first day of a calendar month, then on the first day of the immediately subsequent calendar month and on each annual anniversary date thereafter), the Monthly Fixed Operating Expenses shall be automatically increased by the percentage set forth as the Annual Fixed Operating Expenses Increase provided in Paragraph 1 over the Monthly Fixed Operating Expenses due and payable under this Lease immediately prior to such increase.  Landlord and Tenant agree that except for the increases in the Monthly Fixed Operating Expenses as provided above, the Monthly Fixed Operating Expenses shall not be reconciled against the actual operating expenses incurred by Landlord at any time during the Lease Term.  Notwithstanding the foregoing, in the event the Lease Term is extended in any manner, whether via an option to extend or otherwise, Landlord shall have the right to amend the Monthly Fixed Operating Expenses due and payable by Tenant during such extension of the Lease Term, as well as the Annual Fixed Operating Expense Increase, each as determined in Landlord’s reasonable determination based on the actual operating expenses applicable to the Project prior to such increase and Landlord’s projected annual increase of such operating expenses, upon delivery of written notice to Tenant of Landlord’s intent to amend such terms.  For the purpose of Landlord’s determination of the Fixed Operating Expenses during any extension of the Lease Term as provided herein only, the actual operating expenses shall mean all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project (excluding Taxes) including, but not limited to costs of: insurance; utilities; maintenance, repair and replacement of all portions of the Building, Premises, and Project, including without limitation, paving and parking areas, roads, the roof, alleys, and driveways, mowing, landscaping, snow removal, exterior painting, utility lines, fire sprinklers and fire protection systems, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; a property management or administration fee payable to a property manager, including Landlord, or any affiliate of Landlord; security services, if any; trash collection, sweeping and debris removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant).

Notwithstanding anything in this Lease to the contrary, in no event shall Monthly Fixed Operating Expenses be calculated to include  (a) reserves for future expenditures; (b) costs incurred by Landlord for repair or restoration to the extent that Landlord is reimbursed by insurance or condemnation proceeds or that is covered by warranty; (c) costs incurred due to the negligence or misconduct of Landlord or its agents, contractors, licensees and employees or the violation by Landlord of the terms and conditions of this Lease; (d) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services to the extent the same exceeds the costs of such services rendered by other first-class unaffiliated third parties on a competitive basis; (e) any costs relating to hazardous materials, asbestos and the like not resulting from actions of tenant; (f) charges for depreciation of the Building or equipment; (g) taxes of any kind; and (h) marketing, promotions or advertising of any kind.

7.

Security Deposit.  The Security Deposit shall be due and payable to Landlord upon execution of this Lease, and the Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease and is not an advance rental deposit, or a measure of Landlord's damages in case of Tenant’s default.  Upon any Event of Default, Landlord may use all, or part of, the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law.  Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount.  Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee.   The Security Deposit shall be the property of Landlord, but and shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled.  Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts, and no interest shall accrue thereon.  Provided Landlord actually transfers the Security Deposit to any person or entity assuming Landlord’s obligations under this Lease, Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease, the Premises and the Security Deposit to a person or entity assuming Landlord's obligations under this Lease.

The Security Deposit under the Lease shall be USD$[***], in the form of an unconditional, irrevocable letter of credit from a bank reasonably acceptable to Landlord and in compliance with the material terms shown in Exhibit F attached hereto (“Letter of Credit”).  The Letter of Credit shall either provide that it does not expire until 60 days following the Expiration Date or, if it is for less than the full Lease Term, shall be automatically renewed for an additional year unless Landlord receives notice from the issuing bank at least 60 days prior to its expiration that it will not be extended. The Letter of Credit shall provide that it may be drawn down upon by Landlord in whole or in part at any time Landlord delivers to the bank its site draft and a drawing request in the form attached hereto as Annex 2 to Exhibit F.  If Landlord sells or conveys the Premises, Tenant shall, at Landlord's request, cooperate in having the Letter of Credit transferred to the purchaser and Landlord agrees to notify Tenant in the event of such transfer.  If the Letter of Credit is ever drawn upon by Landlord pursuant to the terms of the Lease, Tenant shall within ten (10) business days thereafter cause the Letter of Credit to be restored to the then existing amount at the time immediately prior to the draw down, or supply Landlord with an additional Letter of Credit equal to the amount drawn upon such that Landlord has one or more letters of credit in the aggregate amount required by the terms of this Lease.

Notwithstanding anything contained herein to the contrary, in the event Landlord receives notice from the issuing bank that the Letter of Credit will not be renewed in accordance with the terms and conditions as set forth in this Paragraph 7, or Tenant fails to renew such Letter of Credit, or in the event that Tenant shall commence any proceeding for relief, as defined in Paragraph 24(b) of the Lease, the Letter of Credit shall provide, and Tenant agrees, that Landlord, without the requirement of notice or opportunity to cure, may immediately draw down on the full amount of the Letter of Credit, holding the proceeds of same as a cash Security Deposit.

[***]

8.

Utilities.  Tenant shall pay directly for all separately metered, or contracted public and private utilities including, but not limited to, water, gas, electricity, telephone, sewer, refuse and trash collection, and other utilities and services used on the Premises, along with any taxes, penalties, or surcharges with respect thereto.  Landlord may cause at Tenant's expense any jointly metered utilities to be separately metered or charged directly to Tenant by the provider.  Interruptions or failures of utilities shall not result in a default by Landlord under this Lease, or the termination of this Lease, or the abatement of rent. Tenant agrees to limit use of water and sewer to amounts consistent with normal restroom and office use.

9.

Taxes.  Subject to reimbursement as provided below, Landlord shall pay all taxes, assessments, governmental charges, and fees payable to tax consultants and attorneys for consultation and contesting taxes (collectively referred to as "Taxes") that accrue against the Building or Project during the Lease Term.   Landlord may contest the amount, validity, or application of any Taxes or liens thereof.  If Landlord fails to contest Taxes, Tenant shall have the right to request Landlord to contest such Taxes, and Landlord shall so contest, at Tenant's sole cost and expense (including, without limitation, Landlord's reasonable attorneys' fees and reasonable fees payable to tax consultants and attorneys for consultation and contesting Taxes), if, in Landlord's reasonable judgment, such contest is warranted; provided, however, Tenant's request of such contesting of Taxes shall be limited to one request in a calendar year.  Landlord shall cooperate in the institution and prosecution of any such proceedings of contesting Taxes and will execute any documents reasonably required therefor.  All reductions, refunds, or rebates of Taxes paid or payable by Tenant shall belong to Tenant whether as a consequence of a Tenant proceeding or otherwise.  All capital levies or other taxes assessed or imposed on the Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, use, margin, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord upon demand as additional rent; provided, however, in no event shall Tenant be liable for any late fees, interest or penalties resulting from Landlord’s failure to timely pay the same, or any gift tax, estate tax, inheritance tax, transfer fee, conveyance fees, or net income taxes imposed on Landlord unless such fees and taxes are in substitution for any Taxes otherwise payable hereunder. Notwithstanding anything in the foregoing sentence to the contrary, Tenant shall be responsible pursuant to the terms hereof for any increase in the Taxes payable hereunder caused by a reassessment or otherwise resulting from Landlord selling or conveying the Building to a third party.  If any tax or excise is levied or assessed directly against Tenant, or the Premises, or results from any Tenant-Made Alterations (defined below), then Tenant shall pay such tax or excise as required by the taxing authority. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises by Tenant even if levied or assessed against the Landlord.

During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost (prorated for any fractional calendar month), as estimated by Landlord, of Tenant's Proportionate Share (hereinafter defined) of Taxes for the Project or Building.  Within ninety (90) days of the conclusion of each calendar year during the Lease Term, Landlord shall provide Tenant with a copy of the tax bill and a statement reconciling Tenant’s Proportionate Share of Taxes for such just concluded calendar year.  If Tenant's total payments of Taxes for any year are less than Tenant's Proportionate Share of actual Taxes for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if more, then Landlord shall pay such refund to Tenant within thirty (30) days of the date Landlord provides Tenant with the annual accounting.  Any payment required to be paid by Landlord shall be delivered to the most recent address Tenant has provided to Landlord.  “Tenant's Proportionate Share” shall be the percentage set forth in Paragraph 1 of this Lease as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises, Building, or Project.  The Taxes set forth in Paragraph 1 of this Lease is only an estimate and Landlord makes no guaranty as to the accuracy of such estimate.

10.

Insurance.  Landlord shall maintain all risk property insurance covering the full replacement cost of the Building and commercial general liability insurance on the Project in forms and amounts customary for properties substantially similar to the Project.  The Project or Building may be included in a blanket policy or captive insurance program.  Tenant will not use the Premises in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any insurance credits.  If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use of the Premises, then Tenant shall pay the amount of such increase to Landlord.  Landlord represents and warrants that the use of the Premises for the general purpose of warehousing of non-Hazardous Materials or highly flammable materials and general office space will not (i) void Landlord’s insurance, or (ii) increase the insurance risk or cause the disallowance of any insurance credits.

Tenant, at its sole expense, shall maintain during the Lease Term the following insurance:  (1) commercial general liability insurance, on an occurrence basis, covering Tenant, and its activities at the Project, having a minimum limit of $[***] per occurrence (which requirement may be satisfied by a combination of primary and excess policy limits); (2) all risk property insurance covering the full replacement cost of all property and improvements placed in the Premises by, or on behalf of, Tenant, including any property of Tenant’s customers or which is otherwise not owned by Tenant; (3) workers’ compensation insurance as required by the applicable state statute (or equivalent coverage reasonably acceptable to Landlord in the event there is no such statutory requirement) which shall include a waiver of subrogation in favor of Landlord, Prologis, Inc., its affiliates, and property manager (Landlord and such parties are collectively referred to herein as the “Landlord Parties”); (4) employers liability insurance of at least $[***], (5) provided Tenant uses its own automobiles as part of the business being conducted from the Premises, business automobile liability insurance having a combined single limit of not less than $[***] per occurrence which can be satisfied by a combination of primary and excess policy limits insuring Tenant against liability arising out of the ownership maintenance or use of any owned, hired or non-owned automobiles, and (6) business interruption insurance covering at least 6 months of income.  Tenant’s insurance companies shall have an A.M. Best rating of not less than A-VIII and provide primary and non-contributory coverage to the Landlord Parties (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies).  All commercial general liability policies shall name the Landlord Parties as additional insureds.  The limits and types of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease.  Tenant shall provide Landlord with certificates of such insurance in forms reasonably acceptable to Landlord as required under this Lease prior to the date Tenant is provided with possession of the Premises, and thereafter at least 15 days prior to the expiration of the insurance coverage, and 15 days following Tenant’s receipt of Landlord’s request for such certificates.  Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements of this paragraph have been met.  In the event any of the insurance policies required to be carried by Tenant under this Lease shall be cancelled prior to the expiration date of such policy, or if Tenant receives notice of any cancellation of such insurance policies from the insurer prior to the expiration date of such policy, Tenant shall promptly replace such insurance policy in order to assure no lapse of coverage shall occur.

The all-risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any insured loss or damage.  Neither party, nor its officers, directors, employees, managers, agents, invitees or contractors, shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Neither party, nor its officers, directors, employees, managers, agents, or contractors, shall be liable to the other for any business interruption loss incurred, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, and contractors for such business interruption loss from any cause whatsoever, including, but not limited to damage caused in whole or in part, directly or indirectly, by the negligent acts of the other party at the Premises or the Project.

11.

Landlord's Repairs and Maintenance.  Landlord shall maintain, repair, and replace, at Landlord’s expense, the exterior and structural elements of the Building, including the roof (including the roof membrane), walls, the structural integrity of the foundation, the structural elements of the floor slab, parking areas, truck apron, driveways, alleys, landscaping, lighting, the Building fire sprinkler system, fire pump, all components of the heating, ventilation, and air conditioning (the “HVAC”) units serving the office portion of the Premises, any exterior louvers or ventilation fans for typical warehouse air changes, and any heating and/or evaporative cooler systems serving the warehouse portion of the Premises which may exist (the “Warehouse Units”), and the below slab water and sewer lines, in good working order, excluding reasonable wear and tear and uninsured damages caused by Tenant, its employees, agents, contractors, invitees, subtenant’s and assignees.  Notwithstanding the foregoing to the contrary, Landlord’s obligation with respect to the HVAC and Warehouse Units as provided above shall expressly exclude any heating, ventilation, or air conditioning systems installed by Tenant in the Premises, any specialty HVAC systems (including but not limited to IT room supplemental HVAC or which are necessary for temperature controlled product), and any air conditioning systems serving the warehouse portion of the Premises other than the evaporative cooler systems as provided above.  In addition to the foregoing, if customary in the market where the Project is located, Landlord, at Landlord’s expense, shall provide snow removal for the Project to the extent applicable under the local conditions, and parking lot sweeping at the Project in a manner consistent with owners of similar buildings and projects in the market where the Building is located.  The term "walls" as used in this Paragraph shall not include windows, glass or plate glass, doors or overhead doors, dock bumpers, or dock plates or levelers.  Tenant shall use commercially reasonable efforts to promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph.

[***]

12.

Tenant's Repairs.  Subject to Landlord's obligations in Paragraphs 3 and 11, and subject to Paragraphs 10 and 16, Tenant, at its expense, shall repair, replace and maintain in good condition the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, above slab water and sewer lines up to points of common connection, entries, doors, ceilings, windows, and interior walls.   [***]

13.

Tenant-Made Alterations and Trade Fixtures. Tenant shall have the right to make alterations, additions, or improvements to the Premises ("Tenant-Made Alterations"), which are interior, do not impact the structure of the Building, and the cost of which does not exceed $[***] in each instance, without Landlord's consent; provided Tenant provides Landlord with a written notice of such Tenant-Made Alterations containing reasonably sufficient and complete information regarding such Tenant-Made Alterations.  All other Tenant-Made Alterations shall require Landlord’s prior written consent, and approval of the plans, not to be unreasonably withheld, delayed or conditioned provided such alteration does not adversely impact the structure of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Project.  Landlord shall either approve or disapprove, as the case may be, Tenant’s Tenant-Made Alterations to the Premises within 10 business days after receipt of Tenant’s plans and specifications for such Tenant-Made Alterations, provided that such plans and specifications, in Landlord’s commercially reasonable judgment, contain sufficient and complete information to effectuate Landlord’s approval hereunder.  In the event that Landlord fails to provide its approval or disapproval within such 10-business day period, subject to Landlord’s receipt of sufficient and complete information as described in the preceding sentence, then Landlord’s approval shall be deemed given for purposes hereunder.  Tenant shall cause, at its expense, all Tenant-Made Alterations to: (a) be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord using only good grades of materials, and (b) comply with Landlord’s insurance requirements set forth in this Lease and Legal Requirements.  Tenant shall reimburse Landlord for its reasonable out-of-pocket costs in reviewing plans and specifications and for monitoring construction.  Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with Legal Requirements.  Tenant shall provide Landlord with the names and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall cause its contractor to provide certificates of insurance for worker's compensation, including a waiver of subrogation in favor of the Landlord Parties, and commercial general liability in an amount equal to USD$[***] from an insurance company reasonably satisfactory to Landlord, including a provision of additional insured status for the Landlord Parties, from any contractor completing work on Tenant-Made Alterations.  Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord all final lien waivers from all contractors and subcontractors who did work on the Tenant-Made Alterations.  Upon surrender of the Premises all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal in accordance with this Paragraph 13, in which case, at Tenant’s expense, Tenant shall repair any damage caused by such installation or removal.  By written notice to Tenant at the time Landlord approves the plans and specifications for requested Tenant‑Made Alterations, Landlord shall provide Tenant a list of which of the requested Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to remove any demising walls constructed within the Premises as part of the Tenant-Made Alterations made hereunder, any generator or the Supplemental Units installed pursuant to this Lease, or any other Tenant-Made Alterations other than those identified by Landlord at the time Landlord consents in writing to such Tenant-Made Alterations.

[***]

[***]

14.

Signs. Tenant shall not install any decorations, flags, pennants, banners, window or door lettering, placards, advertising media, lights or signs to the exterior of the Building, or interior window blinds, draperies, bars, or other window treatments which are visible from the exterior of the Building, without Landlord's prior written consent, which consent may not be unreasonably withheld, conditioned or delayed provided such signage is consistent with Legal Requirements and Landlord’s signage criteria.  Tenant shall remove all signs and repair, paint, and/or replace the building facia surface to which its signs may be attached.  Tenant shall obtain all applicable governmental permits and approvals for any sign.  Provided that Tenant otherwise complies with the terms of this Paragraph 14, and subject to Landlord’s prior approval of the plans and specifications for such signage as contemplated herein, Tenant shall have the right to install a monument and building signage at the Project.

15.

Parking.  Tenant shall be entitled to the exclusive use of the automobile and truck parking areas at the Building.  Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

16.

Restoration.  If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises.  If the restoration time is reasonably estimated to exceed 6 months from the date of the casualty event, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice.  If neither party elects to terminate this Lease, or if Landlord estimates that the restoration will take less than 6 months from the date of such damage, then Landlord shall, subject to delays arising from the collection of insurance proceeds or from events of Force Majeure, restore the Premises, excluding any Tenant-Made Alterations.  Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord.  Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage, provided, however, Tenant may nullify Landlord’s termination notice by exercising its right to the First Extension Term (as defined in Exhibit E) within ten (10) days of its receipt of Landlord’s notice of termination.  With respect to any damage to the Premises attributable to Tenant, Tenant shall pay Landlord’s deductible with respect to its insurance policy not to exceed USD$[***] no later than thirty (30) days following receipt of an invoice for such amount.  Base Rent, Taxes, and the Monthly Fixed Operating Expenses shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises.  Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

Notwithstanding the terms and conditions of this Paragraph, if the Premises are not restored by Landlord on, or prior to, the date which is the later of 6 months of the date of the casualty event (subject to Force Majeure and Tenant-caused delays) or the date Landlord estimated completion of the restoration as described above (subject to Force Majeure and Tenant-caused delays), Tenant may terminate the Lease upon thirty (30) days written notice to Landlord; provided, however, if Landlord completes the restoration in said thirty (30) day notice period, Tenant's notice of termination shall be null and void and this Lease shall continue in full force and effect.

17.

Condemnation.  If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking is a Taking of the entire Building or Project, or would result in the Project no longer being operational for the uses provided herein, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date.  In the event (i) more than twenty percent (20%) of the Premises is involved in a Taking as described in this Paragraph 17, or (ii) more than thirty percent (30%) of the parking spaces for the Building are Taken and not replaced by Landlord with other parking spaces in the Project proximate to the Building, and in either case the Taking, in Tenant's reasonable judgment, would materially interfere with or impair Tenant's operations at the Premises, then in any such event Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord within thirty (30) days of such Taking If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent, Operating Expenses and Taxes payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances.  In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures.

18.

Assignment and Subletting.  Except as expressly provided herein otherwise, Tenant shall not assign this Lease or sublease the Premises or any part thereof, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and any attempt to do any of the foregoing without Landlord’s consent shall be void and of no effect.  Furthermore, Tenant shall not mortgage, or pledge, its leasehold interest in this Lease under any circumstances.  Landlord shall notify Tenant whether the proposed assignment or sublease is approved or reasonably disapproved within 30 days after Landlord’s receipt of Tenant’s request (provided that, if Landlord disapproves of any such proposed assignment or sublease, Landlord will include in such notice a reasonable factual explanation to Tenant of the reasons for such disapproval).  It shall be reasonable for the Landlord to withhold, delay or condition its consent to any assignment or sublease if the intended use of the Premises by the assignee or sublessee is not receiving, storing, shipping and selling (but specifically excluding retail selling) products.  Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.  Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request.  Landlord may revoke its consent immediately if there is an Event of Default.  For purposes of this Paragraph, for so long as Tenant, or Tenant’s parent company as the case may be, is a traded on a public stock exchange, the trading of shares of Tenant or Tenant’s parent company, as applicable, on such public stock exchange shall not constitute an assignment of this Lease or a transfer requiring Landlord’s consent pursuant to this Paragraph.   In the event the preceding sentence does not apply, a transfer of ownership interest controlling Tenant shall be deemed an assignment of this Lease. Notwithstanding the foregoing to the contrary, provided no uncured default exists under this Lease, and subject to the provisions herein, Tenant may, without Landlord’s prior written consent, assign this Lease to any entity into which Tenant is merged or consolidated, or to any entity to which substantially all of Tenant’s assets are transferred, provided the following conditions are met:  (x) such merger, consolidation, or transfer of assets is not principally for the purpose of transferring Tenant's leasehold estate, (y) either such merger, consolidation, or transfer of assets does not adversely affect the legal existence of the Tenant hereunder or such resulting entity agrees to assume all obligations and liabilities of Tenant under the Lease, including those which may have accrued prior to the effective date of such transfer in a form acceptable to Landlord, and (z) such merger, consolidation, or transfer of assets of Tenant does not reduce the tangible net worth of Tenant after giving effect to such transfer below [***] Dollars (“Permitted Transfer”).  Tenant hereby agrees to give Landlord written notice thirty (30) days prior to such merger, consolidation, or transfer of assets along with any documentation reasonably requested by Landlord related to the required conditions as provided above.  Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord an amount equal to USD$[***] in connection with any assignment or sublease for which Landlord’s consent is required.  This Lease shall be binding upon Tenant and its successors and permitted assigns. Upon Landlord's receipt of Tenant's written notice of a desire to assign the Lease or sublet the entire Premises for the remainder of the Lease Term (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.  Landlord and Tenant shall be relieved of all obligations accruing under this Lease after the effective date of such termination but not any obligations accruing under the Lease prior to the effective date of such termination.

Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations shall remain liable for the payment of the Base Rent, Taxes, the Monthly Fixed Operating Expenses and other amounts due under this Lease, and compliance with all of Tenant’s obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings).  In the event that the rent due by a sublessee or assignee (or a combination of the rent plus any bonus or other consideration therefor) exceeds the rental payable under this Lease, then Tenant shall pay to Landlord fifty percent (50%) of such excess, after subtracting all reasonable and customary expenses incurred by Tenant in connection with such sublease or assignment, including, but not limited to, brokerage commissions, attorney’s fees, the cost of demising the Premises, and any improvement allowance or free rent period given the subtenant or assignee, as additional rent within 10 days following receipt by Tenant.

If this Lease is assigned or if the Premises are subleased (whether in whole or in part), or if the Premises are occupied by anyone other than Tenant, then upon an Event of Default Landlord may collect rent from any occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder.

19.

Indemnification.  Except for the negligence of the Landlord Parties, their agents, employees or contractors, Tenant agrees to indemnify, defend and hold harmless the Landlord Parties from and against all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents.  The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph.

Except for the negligence of Tenant, its agents, employees or contractors, and to the extent permitted by law, Landlord agrees to indemnify, defend and hold harmless Tenant, and Tenant's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from any activity, work, or thing done, permitted or suffered by Landlord in or about the Project and arising from any other act or omission of Landlord, its assignees, invitees, employees, contractors and agents.  The furnishing of insurance required hereunder shall not be deemed to limit Landlord's obligations under this Paragraph 19.

If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor's indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee).  If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee's prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim.  If the indemnitor fails to timely elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable.  Any such settlement shall be valid as against the indemnitor.  If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee.  If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence.  This indemnity does not cover claims arising from the presence or release of Hazardous Materials.

20.

Inspection, Data and Access.  Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time and upon reasonable advance verbal notice to Tenant to inspect the Premises, for any business purpose, and, during the last year of the Lease Term, to show the Premises to prospective tenants.  Landlord may erect a suitable sign on the Project stating the Premises are available to lease or that the Project is available for sale. Landlord may grant easements, make public dedications, designate and modify common areas and create restrictions affecting the Project, provided that no such easement, dedication, designation, modification or restriction materially interferes with Tenant's use or occupancy of the Premises.  At Landlord's request, Tenant shall execute such instruments as may be reasonably necessary for such easements, dedications or restrictions.

Except in case of emergency, Landlord shall be subject in entering the Premises to reasonable security conditions, if any, set forth by Tenant in writing to Landlord, which such security conditions may involve commercially reasonable protective measures put in place to combat the effects of the Covid-19 pandemic existing as of the Effective Date of this Lease.  Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy in connection with any such entry.

21.

Quiet Enjoyment.  Absent any Event of Default subject to the terms of this Lease, Tenant shall have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

22.

Surrender.  Upon the expiration of the Lease Term or 10 days following its earlier termination or of Tenant's right of possession as a result of an Event of Default, subject to Paragraph 13, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear, casualty loss and condemnation covered by Paragraphs 16 and 17 excepted and otherwise in accordance with the Move-Out Conditions attached hereto as Exhibit D.  Any Trade Fixtures, Tenant-Made Alterations that Tenant is required to remove pursuant to Paragraph 13 and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property.  All outstanding Tenant obligations hereunder shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment of Taxes, and all obligations concerning the condition and repair of the Premises.

23.

Holding Over.  If Tenant retains possession of the Premises after the Expiration Date, such possession shall be subject to immediate termination by Landlord, and all terms of this Lease shall be applicable during such holdover period except (i) any expansion, renewal, or similar right or option, and (ii) Base Rent for the holdover period shall be [***]% for the first [***] following the Expiration Date, and [***]% thereafter, of the then-effective Base Rent. All other amounts payable under this Lease shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over.  Holding over by Tenant (with or without consent of Landlord) shall not extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Paragraph, “possession of the Premises” shall continue until Landlord has complete control over the Premises, all keys have been delivered, and Tenant has fulfilled all required obligations upon termination of the Lease concerning the condition and repair of the Premises.

24.	Events of Default. Each of the following shall be an event of default (“Event of Default”) by Tenant:
a)

Tenant shall fail to pay any installment of Base Rent, Taxes, the Monthly Fixed Operating Expenses, or any other payment required herein when due, and such failure shall continue for a period of 5 days from Tenant’s receipt of written notice form Landlord that same is past due.

b)

Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

c)

Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease or Tenant fails to timely deliver to Landlord any certificate of insurance as required under Paragraph 10 of the Lease, and said failure is not cured within five (5) business days of Tenant’s receipt of written notice of such failure from Landlord.

d)

Tenant shall vacate the Premises and fail to make arrangements reasonably acceptable to Landlord to ensure that (a) Tenant's insurance for the Premises will not be voided or cancelled, (b) the Premises are secured and not subject to vandalism, and (c) the Premises will be properly maintained and maintaining the utility services.  Tenant shall inspect the Premises at least monthly and report to Landlord in the event the condition of the Premises has adversely changed.

e)	Tenant assigns, subleases or transfers Tenant’s interest in this Lease except as permitted in this Lease.
f)

Tenant shall fail to discharge any lien placed upon the Premises or Building in violation of this Lease within 20 days after receipt of actual notice any such lien or encumbrance is filed against the Premises.

g)	Tenant shall fail to provide Landlord with an estoppel certificate within 10 days of receipt of written notice that same has not been provided within the time period required by Paragraph 29 below.
h)

Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph, and such default shall continue for more than thirty (30) days after Landlord has given Tenant written notice of such default (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises); provided, however, that Tenant shall not be in default under the circumstances described in this Paragraph 24 if Tenant has made diligent efforts to cure such default within the thirty (30) day period described therein, and thereafter proceeds continuously and diligently to cure such default within a commercially reasonable time.

25.

Landlord's Remedies.  Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time elect to: (a) terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided), and/or (b) pursue any other remedies at law or in equity.  Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.  If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all property at the Premises.

If Landlord terminates this Lease, Landlord may recover from Tenant the sum of:  all Base Rent, Monthly Fixed Operating Expenses, Taxes, and all other amounts accrued hereunder to the date of such termination; the value of the Base Rent for any periods of abated Monthly Base Rent based on the Monthly Base Rent amount that immediately follows such period of abatement; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing property, repairing or altering the Premises for a new tenant(s), and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent, Monthly Fixed Operating Expenses, Taxes, and other amounts payable by Tenant under this Lease applicable during the period following the termination of this Lease to the Expiration Date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing.  Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

If Landlord terminates Tenant's right to possession (but not this Lease) without terminating the Lease after an Event of Default, Landlord shall use commercially reasonable efforts to mitigate its damages by reletting the Premises without thereby releasing Tenant from any liability hereunder and without demand  or notice of any kind to Tenant; provided, however, (a) Landlord shall not be obligated to accept any tenant proposed by Tenant, (b) Landlord shall have the right to lease any other space controlled by Landlord first, and (c) any proposed tenant shall meet all of Landlord's leasing criteria.  Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises).  Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.  For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable.  If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent, Monthly Fixed Operating Expenses, Taxes, and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises.  If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent, Monthly Fixed Operating Expenses, Taxes, and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency.  Any such payments due Landlord shall be made upon demand and Tenant agrees that Landlord may file suit to recover any sums as they become due.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Except for Landlord’s termination of this Lease, Landlord’s exercise of any remedies shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord except by written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance the terms hereof shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same.  Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent Event of Default.  Receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  To the greatest extent permitted by law, Tenant waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings.

26.

Tenant's Remedies/Limitation of Liability.  Landlord shall not be in default unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary).  All obligations of Landlord shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder.  Notwithstanding anything contained herein to the contrary, if such default by Landlord shall occur, Tenant may pursue any legal or equitable remedy for which it is entitled.  All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term “Landlord” in this Lease shall mean only the then current owner of the Premises, and in the event of a transfer of the Premises, such owner shall be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership.  Any liability of Landlord under this Lease shall be limited solely to its interest in the Building, and, except as specifically provided in the next sentence, in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.  Landlord’s interest in the Premises shall be deemed to include (i) rent payments and other income and profits derived by and from the Premises, and (ii) the net proceeds of insurance received by Landlord from any casualty loss of all or any portion of the Premises, after Tenant obtains a final judgment against Landlord.

27.

Subordination.  Without the necessity of any further instrument or act of Tenant, this Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any existing or future first mortgage on the Building, and all amendments, modifications, assignments and extensions thereof.  Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder.  Tenant agrees within ten (10) business days of demand to execute, acknowledge and deliver such reasonable instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder; provided such instruments do not increase, or modify, Tenant’s obligations under this Lease.  Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant.  The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.  Landlord represents to Tenant that as of the date hereof the Building is not subject to or encumbered by a mortgage.  Notwithstanding the preceding provisions of this Paragraph 27, this Lease and Tenant's interest in the Premises shall not be subordinate to any future mortgage or deed of trust on the Building, and Tenant shall not be obligated to execute an instrument subordinating this Lease or Tenant's interest in the Premises to any future mortgage or deed of trust on the Building, unless concurrently with such subordination the holder of such mortgage or deed of trust agrees in such instrument of subordination not to disturb Tenant's possession of the Premises (so long as no default exists under the Lease) in the event such holder acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.

28.

Mechanic's Liens.  Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or this Lease. Tenant covenants and agrees that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of claims or liens asserted against the leasehold estate, the interest of Landlord in the Premises, or under this Lease.  Tenant shall give Landlord prompt written notice of any lien or encumbrance placed against the Premises of which it becomes aware and cause such lien or encumbrance to be discharged, or bonded over in a manner satisfactory to Landlord, within 20 days of receipt of actual notice of the filing or recording thereof.

29.

Estoppel Certificates. Tenant agrees to execute and deliver to Landlord or Landlord’s designee, within ten (10) days after request of Landlord, any estoppel certificate containing customary provisions requested by Landlord; provided, however, Tenant shall not be in default hereunder unless Tenant fails to timely deliver an estoppel certificate requested by Landlord within two (2) business days following Landlord’s notice of Tenant’s failure hereunder.

No other cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate pursuant to the terms hereof. In the event Tenant fails to timely deliver the estoppel certificate as provided above, Landlord shall have the right to deliver to Tenant a second request for such estoppel certificate, and Tenant shall deliver such estoppel certificate no later than five (5) days from receipt of such second notice.  Except as expressly provided otherwise above, no cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate.

30.

Environmental Requirements.  Except for Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, propane used in Tenant’s forklifts in the normal course of its business, and contained in products stored and/or distributed during Tenant’s normal course of business in their original, sealed, and unopened containers, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent.  Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees (“Tenant Parties”).  Tenant shall complete and certify disclosure statements requested by Landlord relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises.  The term "Environmental

Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.  No cure or grace period provided in this Lease shall apply to Tenant's obligations to promptly commence and diligently pursue its remediation obligations in accordance with the terms and conditions of this Paragraph.

Notwithstanding anything to the contrary in this Paragraph, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises existing prior to the Tenant first occupied the Premises, or which were caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees.

Tenant shall indemnify, defend, and hold the Landlord Parties harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph by Tenant, or Tenant Parties, regardless of whether Tenant had knowledge of such noncompliance.  The obligations of Tenant under this Paragraph shall survive any termination of this Lease.

Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph, or the environmental condition of the Premises.  Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests if such inspections or tests reveal that Tenant has not complied with any Environmental Requirement.  Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

31.

Rules and Regulations.  Tenant shall comply with all reasonable rules and regulations established by Landlord covering use of the Premises and the Project.  The current Project rules and regulations are attached hereto as Exhibit B.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.  In the event of an inconsistency between the rules and regulations and the terms of this Lease, the terms of the Lease shall control.

32.

Security Service.  Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.  Tenant shall be permitted to install, at Tenant’s expense, a security system in the Premises (including, without limitation, a card reader entry system therefor and security cameras) (the “Security System”). Landlord shall have no obligation to maintain, service or respond to the Security System.

33.

Force Majeure.  Except for monetary obligations, neither Landlord nor Tenant shall be responsible for delays in the performance of its obligations hereunder caused by labor disputes, acts of God, inability to obtain labor or materials, governmental restrictions or regulations or delay in issuance of permits, enemy or hostile governmental action, civil commotion, epidemics or pandemics (such as the events connected with COVID-19), casualty, and other causes beyond the reasonable control of Landlord or Tenant, as the case may be ("Force Majeure").

34.

Entire Agreement.  This Lease constitutes the entire agreement of Landlord and Tenant with respect to the subject matter hereof. Any prior agreements, promises, negotiations, or representations are superseded by this Lease.  This Lease may only be amended by an instrument in writing signed by both parties hereto.

35.

Severability.  If any clause of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that such clause be replaced with a valid clause of similar meaning and that the remainder of this Lease shall not be affected thereby.

36.

Brokers.  Each party represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Landlord Broker and Tenant Broker, if any, set forth in Paragraph 1 of this Lease, and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction.

37.	Miscellaneous.
a)	TIME IS OF THE ESSENCE as to the performance of Tenant's and Landlord’s obligations under this Lease.
b)	Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.
c)	If the term "Tenant," includes more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.
d)

All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to Landlord or Tenant at the applicable notice address as provided in Paragraph 1 of this Lease.   Either party may, by the above notice, change its notice address for all subsequent notices or add an additional party to be copied on all subsequent notices.  Except where otherwise provided to the contrary, notice shall be deemed given upon delivery.

e)	Except as otherwise provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.
f)

In the event of (i) a default by Tenant of its obligations under the Lease, or (ii) a need by Landlord to effectuate a financing transaction or sale of the Building, or (iii) an assignment or subletting of the Lease by Tenant, then at Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants; provided, however, the terms of this clause shall not be applicable if Tenant is a publicly traded company whose financial statements are readily available to Landlord.

g)	Neither this Lease, nor a memorandum of lease, shall be recorded by or on behalf of Tenant; however, upon request by Landlord, Tenant will execute, and Landlord may record, a memorandum of lease.
h)	Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.
i)

The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments to the Lease.

j)

The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

k)

Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

l)	Any amount not paid by Tenant when due shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or ten (10%) percent per year.
m)

All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

n)

In the event either party initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorney's fees, filing fees, and court costs.

o)

Tenant agrees that Landlord shall have the right, without Tenant’s consent, to place a solar electric generating system on the roof of the Building or enter into a lease for the roof of the Building whereby such roof tenant shall have the right to install a solar electric generating system on the roof of the Building (provided that the exercise of Landlord’s rights does not interfere with or prohibit Tenant’s Supplemental Units or other equipment that Tenant is permitted to install and maintain on the roof of the Building in accordance with this Lease and does not adversely affect Tenant’s use and occupancy of the Premises, as determined in Tenant’s reasonable discretion, or subject Tenant to additional costs). Upon receipt of written request from Landlord, Tenant, at Tenant’s sole cost and expense, shall deliver to Landlord data regarding the electricity consumed in the operation of the Premises (the “Energy Data”) for purposes of regulatory compliance, benchmarking, energy management, building environmental performance labeling and other related purposes.  Tenant agrees and acknowledges that Landlord shall retain the exclusive right to use the exterior of the Building and Project for virtual and augmented reality purposes, and Tenant hereby waives all rights to use the exterior of the Building or Project for virtual or augmented reality purposes (provided that the exercise of Landlord’s rights does not adversely affect Tenant’s use and occupancy of the Premises or interfere with or prohibit Tenant’s right to install and maintain the rooftop equipment or generator pursuant to this Lease).

p)

This Lease may be executed in multiple counterparts, each of which shall be considered an original, but all of which shall constitute one and the same agreement.  The signature of a party transmitted electronically (e.g., e-signature) or by facsimile, PDF and/or other electronic image file format shall constitute and have the same force and effect as the original signature of the party. Following execution, a PDF (or similar image file format) scan of this entire Lease (whether signed electronically or in ink) shall be maintained, and considered to be the original Lease for all purposes.

q)	All references and uses of the term “days” in this Lease shall mean calendar days unless otherwise specified.
r)

EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS LEASE (WHICH EXCEPTIONS INCLUDE BUT ARE NOT LIMITED TO AS PROVIDED PARAGRAPH 23 AND PARAGRAPH 30 IN WHICH CASE THE FOLLOWING SHALL NOT APPLY), NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR INDIRECT DAMAGES, WHETHER ARISING IN TORT, CONTRACT, UNDER ANY STATUTE.

s)

Landlord hereby acknowledges that Tenant may be required to publicly disclose a redacted version of this Lease pursuant to Legal Requirements applicable to Tenant due to Tenant’s status as a publicly-traded company.

t)	Tenant represents to Landlord and Landlord hereby represents to Tenant that,
(i)

such entity, nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each, a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury, including those parties names on the OFAC’s Specially Designated and Blocked Persons List and those covered pursuant to Executive Order 13224 (the “Executive Order”) signed on September 24, 2001, entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action; and

(ii)

that such entity’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or USA Patriot Act or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Acts”).

38.

Waiver of Jury Trial.  TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (IN CONTRACT, TORT, OR OTHERWISE), BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

[Remainder of page is intentionally blank; signature page to follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

TENANT:	LANDLORD:

The RealReal, Inc., a Delaware corporation	Liberty Property Limited Partnership, a Pennsylvania limited partnership By:Liberty Property Trust, a Maryland real estate investment trust Its: General partner
By: /s/ Matt Gustke	By: /s/ Megan Creecy-Herman
Name: Matt Gustke	Name: Megan Creecy-Herman
Title: Chief Financial Officer	Title: Senior Vice President, Operations – West Region

Prologis Clear Lease

Simplify your lease. Simplify your business.

Exhibit A:  SITE PLAN

A-1

Exhibit B:  PROJECT RULES AND REGULATIONS

1.	The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.
2.	Tenant shall not place any personal property or objects in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.
3.	Except for service dogs, no animals shall be allowed in, or on, any part of the Building or the Project.
4.

If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how any conduit or the wires may be introduced; and, without such direction, no boring or cutting of wires or conduit will be permitted.  Any such installation or connection shall be made at Tenant's expense.

5.

Tenant shall not install or operate any steam or gas engine or boiler except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

6.

Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Parking any type of trucks, trailers or other vehicles in the Building is specifically prohibited.  In no event shall inoperable cars, trucks, or trailers be parked at the Project.  There shall be no "For Sale" or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord or in the Lease. There shall be no repair, maintenance or washing of vehicles in the parking lot, drive areas, or truck courts.

7.	Tenant shall maintain the Premises free from rodents, insects and other pests.
8.

Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or should harass or threaten, verbally or physically Landlord’s employees, or contractors, or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

9.	All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas provided, and all trash receptacles shall remain closed at all times.
10.

The Premises shall not be used for lodging, sleeping or cooking (other than kitchenette or break room use) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

11.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.
12.	Tenant shall not permit recreational or medical marijuana to be grown, sold, dispensed, or consumed on the Premises or Project.
13.	Tenant shall not permit smoking in any interior area of the Premises.
14.

Tenant shall provide advance notice to Landlord of the date Tenant, or Tenant Parties, require access to the roof of the Building. Tenant shall follow all Legal Requirements, including, but not limited to, OSHA requirements, when Tenant or Tenant Parties access the roof of the Building, and shall use reasonable and appropriate safety precautions in order to ensure such employees, contractors, or agents are not subject to injury or death.

15.	Tenant shall not use any part of the Premises to store or in any other way handle firearms, firearms accessories, or ammunition.

B-1

Exhibit C:  FORM OF COMMENCEMENT DATE CERTIFICATE

Notice Contact Name

Company Name

Notice Street Address

City, State  Zip Code

RE:Lease dated ________________, 20__, between Customer & Owner for Premises Address

Dear Salutation Notice Contact Last Name:

Welcome to your new facility. We would like to confirm the terms of the above referenced lease agreement:

Commencement Date:	Date
Expiration Date:	Date
Base Rent Commencement Date:	Date

We are pleased to welcome you as a customer of Prologis and look forward to working with you. Please indicate your agreement with the above changes to your lease by signing and returning the enclosed copy of this letter to me. If I can be of service, please do not hesitate to contact me.

Sincerely,

Property Manager Name

Title

Accepted by:	Tenant By: ________________________ Printed: _____________________ Title: _______________________	Date:

C-1

Exhibit D:  MOVE-OUT CONDITIONS

Subject to Paragraph 13, Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear, casualty loss, and condemnation covered by Paragraphs 16 and 17 excepted.

Before surrendering the Premises, Tenant shall remove all personal property, trade fixtures, and such alterations or additions to the Premises made by Tenant as may be required herein.  The following list is designed to assist Tenant with the move-out procedures but is not intended to be all inclusive. Upon Tenant’s completion of its surrender obligations as provided in this Lease, please contact Landlord’s property manager to coordinate turning in keys, utility and fiberoptic internet changeover, and scheduling an inspection of the Premises.  In the event Tenant fails to arrange a joint inspection of the Premises with Landlord upon Tenant’s vacating of the Premises, Landlord’s inspection at, or subsequent to, Tenant’s vacation of the Premises shall be conclusively deemed correct for the purpose of determining Tenant’s responsibilities with respect to the repair and restoration of the Premises.

1.	Lights:All interior office, warehouse, dock, emergency and exit lights will be fully operational with all bulbs, ballasts and fixtures functioning.
2.	Dock Levelers, Service Doors and

Truck Doors:All truck doors, service doors, roll up doors and dock levelers shall be serviced and placed in good operating order, including the replacement of any dented or damaged truck door panels and adjustment of door tension to insure proper operation.  All door panels which are replaced must be painted to match the building standard.

3.	Dock Seals/Dock Bumpers:Free of tears and broken backboards repaired. All dock bumpers must be left in place and well secured.
4.

ColumnsAll columns in the warehouse and office shall be inspected for damage caused by Tenant. Necessary structural repairs must be pre-approved by Landlord prior to implementation. Any markings removed.

5.

Warehouse Floor:Free of stains and swept with no racking bolts and other protrusions or holes left in floor.  Cracks and racking bolts must be repaired with an mm-80 (or equivalent) epoxy or polymer to match concrete color. All floor striping (including paint or tape) in the Premises shall be removed with no residual staining or other indication that such striping or taping existed.

6.	Tenant-Installed Equipment and Wiring:Air lines, conveyor or process electrical distribution, junction boxes, conduit, etc., removed and space returned to the original condition when leased.
7.

Walls:Sheetrock (drywall) and/ or plywood damage patched and fire-taped so that there are no holes in either office or warehouse walls. Any damage to perimeter concrete or metal walls similarly repaired.

8.

Floor Finishes (Carpet and Tile):The carpet and vinyl tiles should be in a clean condition and should not have any holes or chips in them, ordinary wear and tear on these items is acceptable provided they have been maintained.

9.

Roof:Any Tenant-installed equipment must be removed with all roof penetrations properly repaired by a licensed roofing contractor reasonably approved by Landlord. Leaks arising from any Tenant-installed equipment or roof penetrations must be fixed in accordance with Landlord’s maintenance and repair recommendations.

10.	Signs:All exterior signs must be removed with holes patched and painted to match Building standard paint as necessary. All window or other interior signs must be removed.
11.	Electrical & Plumbing:All electrical and plumbing equipment to be returned in good working condition conforming to code.
12.

Overall Cleanliness:Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse.  Remove all pallets and debris from exterior of Premises.  All trade fixtures, dumpsters,

D-1

racking, trash, vending machines and other personal property to be removed.
13.	Odors:Tenant shall remove any odor which may exist in the Premises resulting from Tenant’s occupancy of the Premises prior to surrendering or vacating the Premises.

D-2

Exhibit E: TWO RENEWAL OPTIONS AT MARKET (CLEAR LEASE)

(a)Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term (as such terms are defined below), [***]; then Tenant shall have the right to extend the Lease Term for an additional term of  60 months (such additional term is hereinafter called the “First Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the First Extension Term”).  Tenant must give Landlord notice (hereinafter called the “First Extension Notice”) of its election to extend the term of the Lease Term at least 9 months, but not more than 12 months, prior to the Expiration Date.

(b)Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term, [***]; then Tenant shall have the right to extend the Lease Term for an additional term of 60 months (such additional term is hereinafter called the "Second Extension Term") commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the "Commencement Date of the Second Extension Term").  Tenant shall give Landlord notice (hereinafter called the "Second Extension Notice") of its election to extend the term of the Lease Term at least 9 months, but not more than 12 months, prior to the scheduled expiration date of the First Extension Term.

(c)The Base Rent payable by Tenant to Landlord during the First Extension Term shall be the greater of:

(i)[***]
(ii)[***]

(d)The Base Rent payable by Tenant to Landlord during the Second Extension Term shall be the greater of:

(i)[***]

(ii)[***]

(e)[***]

(f)[***]

(g)[***]

(h)[***]

(i)[***]

(h)[***]

(i)[***]

(j)[***]

(k)[***]

E-1

Exhibit F: letter of credit form

IRREVOCABLE STANDBY LETTER OF CREDIT NO.  ______

DATE:  _______________________

BENEFICIARY:APPLICANT:

_______________________________________________________________________

1800 Wazee Street, Suite 500_____________________________________

Denver, Co 80202_____________________________________

Attn:  Legal Department_____________________________________

beneficiary:

By order of our client, __________________________________, as  tenant (“Tenant”) in that certain lease agreement dated _____________, 20___ by and between Beneficiary and Tenant for that certain premises located at _________________ (the “Lease Agreement”), we hereby establish this Irrevocable Transferable Letter Of Credit No. _______ in your favor for an amount up to but not exceeding the aggregate sum of ________________________ _________________ and no/100 U.S. Dollars ($___________) (as reduced from time to time in accordance with the terms hereof, the “Letter Of Credit Amount”), effective immediately, and expiring on the close of business one year from the date hereof at our office at ___________________________________ Attn: _____________ ______________ unless renewed as hereinafter provided.

Funds under this Letter Of Credit are available to you on or prior to the expiry date against presentation by you of your (i) sight drafts drawn on us in the form of Annex 1 hereto, indicating this letter of credit number and (ii) request in the form of Annex 2 hereto (such sight draft and request, together referred to as a “Drawing Request”), sight draft(s), completed and signed by an agent of the Beneficiary.  Presentation of your Drawing Request may be made by you to us at the address set forth above or may be made by facsimile transmission, to the following facsimile number _____________________.  You may present to us one or more Drawing Request from time to time prior to the expiry date in an aggregate amount not to exceed the Letter Of Credit Amount then in effect (it being understood that the honoring by us of each drawing request shall reduce the Letter Of Credit Amount then in effect).  The proceeds of any draw under this Letter of Credit shall be remitted to an account designated by the Beneficiary in the Draw Letter, whether such account is in the name of the Beneficiary or any other named entity.

This Letter Of Credit will be automatically renewed for a one-year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date, or prior to any anniversary of such date, we notify both you and the applicant in writing by certified mail that we elect not to so renew the Letter Of Credit.  In the event that we elect not to renew the Letter Of Credit, you may immediately draw down on the full amount of the Letter Of Credit by presentation of your drawing request.  Further, in the event that the Applicant commences any proceeding for relief as defined in the Lease Agreement, you may immediately draw down on the full amount of the Letter Of Credit by presentation of your drawing request.

This Letter Of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter Of Credit is referred to or to which this Letter Of Credit relates, and no such reference shall be deemed to incorporate herein by reference any document or instrument.

All bank charges and commission incurred in this transaction are for the Applicant’s account.

This Letter Of Credit is transferable by you and your successors and assigns any number of times in its entirety and not in part, to any successor of the Beneficiary’s interests in the Lease Agreement, but only by delivery to us of a Notice Of Transfer in the form of Annex 3 hereto.  Our transfer fee will be payable by the Applicant.

We hereby agree with the drawers, endorsers, and bona fide holders of drafts drawn under and in compliance with the terms of this Letter Of Credit that such drafts will be duly honored upon presentation to the drawee from our own funds and not the funds of the Applicant and shall be available to such drawers, endorsers, and bona fide holders, as the case may be, on or before 4:00  p.m., _________ time, on the business day (defined below) next following the date on which such drafts are received by us.  “Business Day” shall mean any day which is not a Saturday, Sunday or day on which we are required or authorized by law to be closed in ___________________________.

To the extent not inconsistent with the express terms hereof, this Letter Of Credit shall be governed by, and construed in accordance with, the terms of the International Standby Practices 1998 Publication 590 (“ISP 98”) and as to matters not governed by the ISP 98, this Letter Of Credit shall be governed by and construed in accordance with the laws of the State of __________________.

Very truly yours,

______________________________________________________________

Name:Name:

Title:Title:

Annex 1

Sight Draft

_______________, 20__

[Name & address of issuing bank]

For value received, at sight pay to the order of [name of Beneficiary], the sum of [amount in words] [amount in figures] United States Dollars drawn under _______________________________ Irrevocable Transferable Letter Of Credit No. ______ dated _______________, 20__.

[Beneficiary]

By: __________________________

Name:________________________

Title:_________________________

Annex 2

Drawing Request

_______________, 20__

[Name & address of bank]

RE: Irrevocable Transferable Letter Of Credit No. _______________ (the “Letter Of Credit”)

The undersigned (the “Beneficiary”), hereby certifies to ________________________ (the “Issuer”) that:

(A)

The Beneficiary is making a request for payment in lawful currency of the United States Of America under Irrevocable Transferable Letter Of Credit No. __________________ (the “Letter Of Credit”) in the amount of $___________.

(B)

The Letter Of Credit Amount (as defined in the Letter Of Credit) as of the date hereof and prior to payment of the amount demanded in this drawing request is $______.  The amount requested by this drawing request does not exceed the Letter Of Credit Amount.

(C)

Demand is made for payment under the Letter Of Credit as a result of the occurrence and continuation of an event of default under the Lease Agreement (as defined in the Letter Of Credit) or as a result of non-renewal of the Letter Of Credit or as a result of the Applicant or Tenant (as defined in said Lease Agreement) commencing a proceeding of relief (as defined in said Lease Agreement).

Please wire the proceeds of the drawing to the following account of the Beneficiary at the financial institution indicated below:

___________________________

___________________________

Unless otherwise defined, all capitalized terms used herein have the meanings provided in, or by reference in, the Letter Of Credit.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this drawing request as of the __ day of ________________, 20__.

[Beneficiary]

By: ________________________________

Name:_____________________________

Title:______________________________

Annex 3

Notice Of Transfer

_______________, 20__

[Name & address of issuing bank]

RE: Irrevocable Transferable Letter Of Credit No. _____________________

The undersigned (the “Beneficiary”), hereby notifies _________________________ (the “Issuer”) that it has irrevocably transferred the above-referenced Letter Of Credit to ___________ (the “Transferee”) with an address at ________________________ effective as of the date the Issuer receives this Notice Of Transfer.  The Transferee acknowledges and agrees that the Letter Of Credit Amount may have been reduced pursuant to the terms thereof, and that the Transferee is bound by any such reduction.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice Of Transfer this ____ day of ____________, 20__.

[Beneficiary]

By: ______________________________

Name:

Title:

Agreed:

[Transferee]

By:_____________________________

Name:___________________________

Its:______________________________

Exhibit G:  DOCK EQUIPMENT MAINTENANCE

Tenant agrees to enter into and maintain through the Lease Term, a preventative maintenance/service contract for servicing all doors, dock levelers, truck restraints serving the Premises. Landlord requires a qualified door and dock contractor to perform this work. The service contract must become effective within thirty (30) days of occupancy, and service visits should be performed no less than twice per year. Landlord requires that Tenant send the following list to Tenant’s contractor to be assured that these items are included in the maintenance contract:

Dock/Overhead/Service Doors:

1.	Inspect panels for damage;
2.	Inspect dock seals and shelters;
3.	Inspect weather seal condition;
4.	Inspect tracks and wall for damage/loose attachments;
5.	Inspect springs for breaks/weakness; hinges/bearings/rollers
6.	Inspect anchors and welds/drums/cables/couplers
7.	Inspect shaft for deflection/bending;
8.	Inspect chain hoist assembly;
9.	Adjust spring tension & track guide wall attachments
10.	Adjust door panel/slat curtain closer to seals;
11.	Lubricate springs/hinges/rollers/bearings/cables/tracks/guides
12.	Clean any debris from operational systems.

If Electrical Door Operators, add:

1.	Inspect drive chain/belt/hoist assemblies;
2.	Inspect sprockets/bearings/linkages;
3.	Inspect brake solenoid/clutch assembly;
4.	Inspect mounting bolts/welds/wiring;
5.	Inspect drawbar arm/limit, photo eyes and safety switches;
6.	Adjust upward/downward limits;
7.	Adjust clutch/brake assemblies;
8.	Adjust sprockets/belts//chains as required;
9.	Adjust drive chain/hoist as required.
10.	Lubricate chains/sprockets/bearings/bushings;
11.	Lubricate gear reducers and all pivot points.

Dock Levelers:

1.	Inspect hold down and sub-frame structure for cracked welds/rusted through steel;
2.	Inspect deck surface for any malformation;
3.	Inspect lip/rear hinge assembly for cracked/broken spools;
4.	Inspect lip extension mechanism;
5.	Inspect all chains, linkages, springs, cables, sprockets, rollers;
6.	Inspect dock bumper condition/attachment;
7.	Inspect safety leg assembly; lip shock/gas spring
8.	Inspect pit steel attachment points;
9.	Inspect all electrical connections/feeds;
10.	Inspect toe guards and weather seal condition;
11.	Adjust hold down assembly & snubber chain/cable
12.	Adjust activation springs & lip extension mechanism
13.	Adjust all low screws/springs/cables;
14.	Lubricate front/rear hinge assemblies & activation springs
15.	Lubricate all springs/cables/rollers/chains;
16.	Lubricate cotter and pins/all pivot points & clean pit

If Hydraulic Dock Levelers, add:

1.	Inspect oil level and quality & cylinders/hoses for leaks
2.	Inspect and verify panic valve installation;
3.	Adjust hydraulic hoses, valves and connections & fill reservoirs as need
4.	Adjust hydraulic hoses, valves and connections & fill reservoirs as need

G-1

Truck Restraints:

1.	Inspect restraint wall attachment points;
2.	Inspect locking hook/arm/piston;
3.	Inspect electrical/pneumatic lines for leakage/breaks;
4.	Inspect interior/exterior safety light packages;
5.	Inspect all sensors/activation devices;
6.	Inspect control box/interlock connections;
7.	Inspect unit for damaged, cracked or missing parts;
8.	Adjust all drive chains/belts/cams/roller/spring assemblies
9.	Adjust any loose electric/pneumatic connections;
10.	Lubricate all springs/pivot points/chains & clean any debris from system

If Hydraulic Restraints, add:

1.	Inspect oil level and quality;
2.	Inspect all hydraulic cylinders for leaks and damage;
3.	Inspect all hydraulic hoses and connections for leaks;
4.	Lubricate all fittings;
5.	Adjust hydraulic hoses, valves and connections;
6.	Fill hydraulic reservoirs as needed.

Hurricane Shutters/Fire Shutters and Fire Doors:

1.	See Dock Door maintenance; test annually or as required per code

Hydraulic Scissors Lifts:

1.	Inspect all pivot points, cams, structural frame, hydraulic hoses;
2.	Inspect hydraulic hoses, pump, and reservoir;
3.	Inspect controls and safety rails & clean pit
4.	Adjust limit assemblies, hinges, safety rails and chains; Adjust valves & idlers
5.	Lubricate all pivot points, lip hinges and shafts;
6.	Lubricate fittings and cam followers & fill hydraulic reservoirs

G-2

Exhibit H:  LANDLORD’S WORK

[***]

H-1

EXHIBIT I:  SATELLITE DISH

Landlord hereby grants Tenant the right to install, maintain and replace a satellite dish or similar antennae device (hereinafter "Satellite Dish") on the roof of the Premises, subject to:  (a) applicable Legal Requirements; (b) Landlord’s right to supervise any roof penetrations; (c) compliance with any applicable roof warranty requirements; (d) the Satellite Dish not being visible at street level; and (e) Landlord’s rights to use or lease the roof for solar electric generating system.  Tenant shall be responsible for the repair of any damage to any portion of the Premises caused by Tenant's installation, use or removal of the Satellite Dish.  The Satellite Dish shall remain the exclusive property of Tenant, and Tenant shall have the right to remove same at any time during the Lease Term of the Lease so long as there is not Event of Default.  Subject to Paragraph 10 of the Lease, Tenant shall be liable for any damage arising out of Tenant's installation, maintenance, use or removal of the Satellite Dish except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Parties.

I-1